Exhibit 99.1

Microbot Medical Continues its 2025 Momentum; Announces Key 2026 Milestones

Limited Market Release (LMR) of the LIBERTY® System is on Schedule

Building on Positive Customer Feedback and Growing Market Enthusiasm, the Company Prepares for Full Market Release (FMR) in Q2

HINGHAM, Mass., Jan. 12, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, is continuing to generate significant market and new customer momentum as it enters 2026. In 2025, the Company met its milestones, including several pivotal achievements such as obtaining FDA 510(k) clearance for LIBERTY, the first single-use, remotely operated robotic system for peripheral endovascular procedures. The Company initiated its limited market release, quickly achieving its first customer to adopt LIBERTY for patient care. The Company is positioning itself to leverage this momentum and commercialize LIBERTY across a targeted U.S. market of 2.5 million peripheral endovascular procedures annually. This progress enables the Company to pursue and strive for the 2026 anticipated milestones listed below.

Key 2025 Operational and Business Achievements

●	Received FDA clearance
●	Launched the Limited Market Release of LIBERTY, strategically introducing LIBERTY into select high procedure volume regions, leveraging early demand to accelerate adoption.
●	Emory University Hospital, a nationally recognized academic medical center in Atlanta, became the first hospital to adopt the LIBERTY system shortly after the company commenced its commercialization. The Company is collaborating with Emory to establish an Endovascular Robotics Program in interventional radiology to enhance the growing and evolving specialty field.
●	Established an experienced commercial leadership team, including in key sales and marketing roles, to strengthen the Company’s launch readiness plans.
●	Expanded the cross-functional team to support launch readiness of LIBERTY.
●	Presented data from the ACCESS PVI pivotal trial at the Society of Interventional Radiology (SIR) annual meeting, highlighting 100% robotic navigation success, a 92% reduction in radiation exposure and no adverse device events reported.
●	Attended CIO, the first scientific conference since receiving FDA clearance, with overwhelming positive feedback from attendees.
●	Partnered with third-party manufacturers and logistics organizations to ensure greater efficiencies and meet expected customer demand.
●	Advanced Teleintervention™ collaboration with Corewell Health™ as LIBERTY® successfully performed simulated vascular navigation across two sites within the Corewell Health™ system, located five miles apart.
●	Expanded its IP Portfolio with Global Patent Allowances in the U.S., Japan, Europe and Israel, resulting in a total of 20 patents granted and 52 patent applications pending approval.
●	Added as a member of the Russell Microcap® Index, which Microbot believes reflects its continued strong execution and progress.
●	Bolstered the balance sheet, which also included a non-dilutive grant, to further strengthen the company’s commercial capabilities.

Anticipated 2026 Operational and Commercial Milestones

●	Commence the Full Market Release (FMR) of the LIBERTY System in Q2 2026, in conjunction with the Society of Interventional Radiology (SIR) conference.
●	Grow customer base by attracting early adopters and securing new hospitals with medium-to-high volume target procedures.
●	Validate the LIBERTY System’s significant market opportunity, with the expansion of the types of procedures that are being performed as well as the end user call point to include interventional radiologists, vascular surgeons, and interventional cardiologists.

●	Establish commercial and operational infrastructure to support expansion into markets outside the USA, either under FDA Clerance or other regional and local regulatory approvals.
●	Enhance the Company’s core capabilities by filling cross-functional roles with the right talent to support execution and future growth.
●	Maintain a strong presence at key medical societies and conferences, including the Society of Interventional Oncology (SIO) and International Symposium on Endovascular Therapy (ISET) in February, Society of Interventional Radiology (SIR) in April, Global Embolization Symposium and Technologies (GEST) in May and Cardiovascular and Interventional Radiological Society of Europe (CIRSE) in September.
●	Continue to establish pipeline to allow future growth to other interventional spaces (cardiology, neurovascular) and increase the utilization opportunity within the peripheral space.
●	Continue collaborations with leading institutions in the areas of teleintervention and autonomous robotics and explore additional opportunities to leverage the innovative LIBERTY technology.
●	Expand and protect the Company’s global IP portfolio, which creates barriers to entry, and allows the Company to monetize its innovative technology.
●	Leverage the strong balance sheet to fully execute its near and medium-term commercial strategy in the U.S. and globally, and to support its product development pipeline.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency, and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com